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                                                                    Exhibit 32.1

              CERTIFICATE OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS

          This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

          The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Advisors I LP, the co-general partner of Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership"), each hereby certify as follows:

          The Annual Report on Form 10-K of the Partnership (the "Report"), which accompanies this Certificate, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Dated this 31st day of March, 2005.


                                        /s/ Robert M. Behringer
                                        ----------------------------------------
                                        Robert M. Behringer, Chief Executive
                                        Officer of Behringer Advisors I LP,
                                        general partner


                                        /s/ Gary S. Bresky
                                        ----------------------------------------
                                        Gary S. Bresky, Chief Financial Officer
                                        and Treasurer of Behringer Harvard
                                        Advisors I LP, general partner